EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

In connection with the Annual Report of Banyan Corporation (the "Company") on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Cory Gelmon, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company, as of, and for the periods presented in the Report.

/s/ Cory Gelmon
Cory Gelmon, Chief Financial Officer
April 14, 2008

A signed original of this written statement required by Section 906 has been provided to Banyan Corporation and will be retained by Banyan Corporation and furnished to the Securities and Exchange Commission or its staff upon request.